                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                        IDEC PHARMACEUTICALS CORPORATION
                            (A DELAWARE CORPORATION)

                                      AND

                        IDEC PHARMACEUTICALS CORPORATION
                           (A CALIFORNIA CORPORATION)

     THIS AGREEMENT AND PLAN OF MERGER dated as of May   , 1997 (this
"Agreement"), is between IDEC Pharmaceuticals Corporation, a Delaware corporation ("IDEC Delaware"), and IDEC Pharmaceuticals Corporation, a California corporation ("IDEC California"). IDEC Delaware and IDEC California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. IDEC California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of Fifty Eight Million (58,000,000) shares. The number of shares of Preferred Stock authorized to be issued is Eight Million (8,000,000), no par value. One Million Seven Hundred Fifty Thousand (1,750,000) shares of Preferred Stock have been designated as Series A Preferred Stock, which series consists of seven subseries designated as (i) Series A-1 Preferred Stock, consisting of One Hundred Thousand (100,000) authorized shares (the "IDEC California Series A-1 Preferred Stock"), all of which shares are issued and outstanding, (ii) Series A-2 Preferred Stock, consisting of One Hundred Fifty Thousand (150,000) authorized shares (the "IDEC California Series A-2 Preferred Stock"), of which 37,521 shares are issued and outstanding, (iii) Series A-3 Preferred Stock, consisting of Seven Hundred Thousand (700,000) authorized shares (the "IDEC California Series A-3 Preferred Stock"), of which 22,993 shares are issued and outstanding, (iv) Series A-4 Preferred Stock, consisting of Two Hundred Fifty Thousand (250,000) authorized shares (the "IDEC California Series A-4 Preferred Stock"), none of which shares are issued and outstanding, (v) Series A-5 Preferred Stock, consisting of Three Hundred Thousand (350,000) authorized shares (the "IDEC California Series A-5 Preferred Stock"), none of which shares are issued and outstanding, (vi) Series A-6 Preferred Stock, consisting of One Hundred Thousand (100,000) authorized shares (the "IDEC California Series A-6 Preferred Stock"), all of which shares are issued and outstanding, and (vii) Series A-7 Preferred Stock, consisting of One Hundred Thousand (100,000) authorized shares (the "IDEC California Series A-7 Preferred Stock"), none of which shares are issued and outstanding. The number of shares of common stock authorized to be issued is Fifty Million (50,000,000), no par value (the "IDEC California Common Stock").

     B. IDEC Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of Fifty Eight Million (58,000,000) shares. The number of shares of Preferred Stock authorized to be issued is Eight Million (8,000,000), par value $.001 per share. One Million Seven Hundred Fifty Thousand (1,750,000) shares of Preferred Stock have been designated as Series A Preferred Stock, which series consists of seven subseries designated as (i) Series A-1 Preferred Stock, consisting of One Hundred Thousand (100,000) authorized shares (the "IDEC Delaware Series A-1 Preferred Stock"), (ii) Series A-2 Preferred Stock, consisting of One Hundred Fifty Thousand (150,000) authorized shares (the "IDEC Delaware Series A-2 Preferred Stock"), (iii) Series A-3 Preferred Stock, consisting of Seven Hundred Thousand (700,000) authorized shares (the "IDEC Delaware Series A-3 Preferred Stock"), (iv) Series A-4 Preferred Stock, consisting of Two Hundred Fifty Thousand (250,000) authorized shares (the "IDEC Delaware Series A-4 Preferred Stock"), (v) Series A-5 Preferred Stock, consisting of Three Hundred Thousand (350,000) authorized shares (the "IDEC Delaware Series A-5 Preferred Stock"),
(vi) Series A-6 Preferred Stock, consisting of One Hundred Thousand (100,000) authorized shares (the "IDEC Delaware Series A-6 Preferred Stock"), and (vii) Series A-7 Preferred Stock, consisting of One Hundred Thousand (100,000) authorized shares (the "IDEC Delaware Series A-7 Preferred Stock"). No shares of any series or subseries of Preferred Stock of IDEC Delaware were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of common stock authorized to be issued is Fifty Million (50,000,000), par value $.001 (the "IDEC Delaware Common Stock"). As of the date hereof, and before giving effect to the transactions contemplated hereby, One Thousand (1,000) shares of IDEC Delaware Common Stock were issued and outstanding, all of which were held by IDEC California.

     C. The Board of Directors of IDEC California has determined that, for the purpose of effecting the reincorporation of IDEC California in the State of Delaware, it is advisable and in the best interests of IDEC California that IDEC California merge with and into IDEC Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of IDEC Delaware and IDEC California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     E. IDEC Delaware is a wholly-owned subsidiary of IDEC California.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, IDEC Delaware and IDEC California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the General Corporation Law of the State of California, IDEC California shall be merged with and into IDEC Delaware (the "Merger"), the separate existence of IDEC California shall cease and IDEC Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be IDEC Pharmaceuticals Corporation.

     1.2 Filing and Effectiveness. The Merger shall not become effective until the following actions shall be completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of IDEC California and the sole stockholder of IDEC Delaware in accordance with the requirements of the Delaware General Corporation Law and the General Corporation Law of the State of California;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed counterpart of this Agreement, a Certificate of Ownership or any other document filed with the Secretary of State of the State of Delaware pursuant to section (c) above, shall have been filed with the Secretary of State of the State of California.

     The date and time when the Merger shall become effective as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of IDEC California shall cease and IDEC Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and IDEC California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of IDEC California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware,

(iv) shall continue to be subject to all of the debts, liabilities and obligations of IDEC Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of IDEC California in the same manner as if IDEC Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation of IDEC Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of IDEC Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. (a) Pursuant to the Certificate of Incorporation and the Bylaws of the Surviving Corporation, the directors of the Surviving Corporation are classified into three classes, as nearly equal in number as possible as determined by the board of directors, with (i) the term of office of the first class to expire at the 1998 Annual Meeting of Stockholders,
(ii) the term of office of the second class to expire at the 1999 Annual Meeting of Stockholders and (iii) the term of office of the third class to expire at the 2000 Annual Meeting of Stockholders. On and after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of eight (8) members divided into three classes, as follows:

     Initial Class I Directors
     Franklin P. Johnson, Jr.
     Kazuhiro Hashimoto

     Initial Class II Directors
     Lynn Schenk
     John Groom
     Charles G. Edwards, M.D.

     Initial Class III Directors
     Alan Burnett Glassberg, M.D.
     William H. Rastetter, Ph.D.
     William D. Young

     Such individuals shall serve as directors of the Surviving Corporation on and after the Effective Date until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

     (b) The officers of IDEC Delaware immediately prior to the Effective Date of the Merger shall become the officers of the Surviving Corporation on and after the Effective Date until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

     3.1 IDEC California Common Stock. Upon the Effective Date of the Merger, each share of IDEC California Common Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of IDEC Delaware Common Stock.

     3.2 IDEC California Series A Preferred Stock. (a) Upon the Effective Date of the Merger, each share of IDEC California Series A-1 Preferred Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of IDEC Delaware Series A-1 Preferred Stock.

     (b) Upon the Effective Date of the Merger, each share of IDEC California Series A-2 Preferred Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of IDEC Delaware Series A-2 Preferred Stock.

     (c) Upon the Effective Date of the Merger, each share of IDEC California Series A-3 Preferred Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of IDEC Delaware Series A-3 Preferred Stock.

     (d) Upon the Effective Date of the Merger, each share of IDEC California Series A-6 Preferred Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of IDEC Delaware Series A-6 Preferred Stock.

     3.3 IDEC Delaware Common Stock. Upon the Effective Date of the Merger, each share of IDEC Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by IDEC Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

     3.4 IDEC California Options, Warrants and Stock Purchase Rights. (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue all of IDEC California's stock option and purchase plans in existence at the Effective Date, including but not limited to the 1988 Stock Option Plan, the 1995 Employee Stock Purchase Plan and the 1993 Non-Employee Directors Stock Option Plan.

     (b) Each outstanding and unexercised option, warrant or other right to purchase shares of IDEC California Common Stock shall become an option, warrant or right to purchase the Surviving Corporation's Common Stock on the basis of one (1) share of IDEC Delaware Common Stock for each share of IDEC California Common Stock issuable pursuant to any such option, warrant or stock purchase right on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such IDEC California option, warrant or stock purchase right at the Effective Date of the Merger. A number of shares of IDEC Delaware Common Stock shall be reserved for issuance upon the exercise of options, warrants and stock purchase rights equal to the number of shares of IDEC California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.5 Employee Benefit Plans. On the Effective Date, the Surviving Corporation shall assume all obligations of IDEC California under any and all employee benefit plans in effect as of the Effective Date with respect to which employee rights or accrued benefits are outstanding as of such time, including, but not limited to, the 1988 Stock Option Plan, the 1995 Employee Stock Purchase Plan, the 1993 Non-Employee Directors Stock Option Plan and the 401(k) Employee Savings Plan. On the Effective Date, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger.

     3.6 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of IDEC California Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of IDEC Delaware Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of IDEC California Common Stock shall be deemed for all purposes to represent the number of shares of IDEC Delaware Common Stock into which such shares of IDEC California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of IDEC Delaware Common Stock represented by such outstanding certificate as provided above.

     Each certificate representing IDEC Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates representing shares of IDEC California Common Stock so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of IDEC Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of IDEC Delaware that such tax has been paid or is not payable.

     No action need be taken by holders of IDEC California Common Stock to exchange their certificates for shares of IDEC Delaware Common Stock; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares of IDEC California Common Stock will automatically represent an equal number of shares of IDEC Delaware Common Stock upon the Effective Date of the Merger.

                                  IV. GENERAL

          4.1 Covenants of IDEC Delaware. IDEC Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          4.1.1 Qualify to do business as a foreign corporation in the State of California.

          4.1.2 File any and all documents with the California Franchise Tax Board necessary for the assumption by IDEC Delaware of all of the franchise tax liabilities of IDEC California.

          4.1.3 Take such other actions as may be required by the General Corporation Law of the State of California.

          4.2 Further Assurances. From time to time, as and when required by IDEC Delaware or by its successors or assigns, there shall be executed and delivered on behalf of IDEC California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by IDEC Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of IDEC California and otherwise to carry out the purposes of this Agreement, and the officers and directors of IDEC Delaware are fully authorized in the name and on behalf of IDEC California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.3 Abandonment. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either IDEC California or of IDEC Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of IDEC California.

          4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

          4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle and the registered agent of the Surviving Corporation at such address is The Corporation Trust Company.

          4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 11011 Torreyana Road, San Diego, CA 92121, and copies thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

          4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

     4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Boards of Directors of IDEC Pharmaceuticals Corporation, a Delaware corporation, and IDEC Pharmaceuticals Corporation, a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                          IDEC PHARMACEUTICALS CORPORATION,
                                          a Delaware corporation

                                          By:
                                          --------------------------------------

ATTEST:

---------------------------------------------------------

                                          IDEC PHARMACEUTICALS CORPORATION,
                                          a California corporation

                                          By:
                                          --------------------------------------

ATTEST:

---------------------------------------------------------

                          [COUNTERPART SIGNATURE PAGE
                        TO AGREEMENT AND PLAN OF MERGER]